EXHIBIT 99.1

News Release

Pioneer Southwest Energy Partners L.P. Reports
Third Quarter 2010 Financial and Operating Results

Dallas, Texas, October 26, 2010 -- Pioneer Southwest Energy Partners L.P.  (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial and operating results for the quarter ended September 30, 2010.

Net income for the third quarter was $6 million, or $.20 per common unit (see attached schedule for a description of the earnings per unit calculation).  Net income included unrealized mark-to-market derivative losses of $17 million, or $0.51 per common unit.  Without the effect of this item, adjusted income for the third quarter would have been $23 million, or $0.71 per common unit.  Cash flow from operations for the period was $25 million.

Oil and gas sales for the third quarter averaged 6,631 barrels oil equivalent per day (BOEPD).  Third quarter oil sales averaged 3,894 barrels per day (BPD), natural gas liquid (NGL) sales averaged 1,722 BPD and gas sales averaged 6 million cubic feet per day.

The third quarter average reported price for oil was $100.02 per barrel.  The average reported price for NGLs was $41.25 per barrel, and the average reported price for gas was $4.53 per thousand cubic feet.

The Partnership has a large inventory of oil drilling locations in the Spraberry field, with approximately 140 40-acre locations and 1,200 20-acre locations.  It continues to operate two drilling rigs.  Twenty-one wells have been drilled and placed on production through the end of the third quarter.  All wells are being completed in the deeper Wolfcamp formation and organic rich shale/silt intervals.  Production rates from the new wells have exceeded expectations and drilling costs have been on target, averaging $1.15 million per well (gross).

The Partnership has credit facility availability of $180 million, which is expected to be adequate to fund future growth through drilling and acquisitions.

Pioneer Southwest previously announced a cash distribution of $.50 per outstanding common unit for the quarter ended September 30, 2010, or $2.00 per outstanding common unit on an annual basis.  The distribution is payable November 12, 2010, to unitholders of record at the close of business on November 4, 2010.  Distribution sustainability is supported by the Partnership’s low-decline rate Spraberry properties, its large drilling inventory of 40-acre and 20-acre locations and its strong derivative position through 2013.  Of the Partnership’s forecasted production, derivative contracts cover approximately 80% for the remainder of 2010, 70% in 2011, 80% in 2012 and 60% in 2013.

Fourth Quarter 2010 Financial Outlook

The following paragraphs provide the Partnership’s fourth quarter of 2010 outlook for certain operating and financial items.

Production is forecasted to average 6,400 BOEPD to 6,800 BOEPD.  Production costs (including production and ad valorem taxes) are expected to average $20.00 to $23.00 per barrel oil equivalent (BOE) based on current NYMEX strip prices for oil, NGLs and gas.  Depreciation, depletion and amortization expense is expected to average $5.00 to $6.00 per BOE.

General and administrative expense is expected to be $1 million to $2 million.  Interest expense is expected to be $400 thousand to $600 thousand.  Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest’s cash taxes and effective income tax rate are expected to be approximately 1% of earnings before income taxes as a result of Pioneer Southwest being subject to the Texas Margin tax.

Earnings Conference Call

On Wednesday, October 27, 2010, at 11:00 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation.  Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet:  www.pioneersouthwest.com
Select “Investors,” then “Earnings Calls & Webcasts” to listen to the discussion and view the presentation.

Telephone: Dial (888) 298-3490 confirmation code: 4128149 five minutes before the call to listen to the discussion.  View the presentation via Pioneer Southwest’s internet address above.

A replay of the webcast will be archived on Pioneer Southwest’s website.  A telephone replay will be available through November 17 by dialing (888) 203-1112 confirmation code: 4128149.

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas.   For more information, visit www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements.  These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest’s commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest’s business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services and personnel required to complete Pioneer Southwest’s operating activities, access to and availability of transportation, processing and refining facilities, Pioneer Southwest’s ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest’s 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors
Frank Hopkins – 972-969-4065
Nolan Badders – 972-969-3955
Brian Hansen – 972-969-4017

Media and Public Affairs
Susan Spratlen – 972-969-4018
Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2010	2009

	ASSETS
Current assets:
Cash and cash equivalents	$611	$625
Accounts receivable	13,940	14,162
Inventories	1,108	851
Prepaid expenses	386	260
Derivatives	22,332	16,042
Total current assets	38,377	31,940

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	345,123	311,730
Accumulated depletion, depreciation and amortization	(122,768)	(113,386)
Total property, plant and equipment	222,355	198,344

Deferred income taxes	1,690	1,964
Derivatives	10,085	23,784
Other, net	470	606
	$272,977	$256,638

	LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$10,056	$6,139
Due to affiliates	1,185	697
Interest payable	23	26
Income taxes payable to affiliate	364	460
Deferred income taxes	159	127
Derivatives	2,196	3,606
Asset retirement obligations	500	500
Total current liabilities	14,483	11,555

Long-term debt	74,000	67,000
Derivatives	19,712	30,205
Asset retirement obligations	6,482	6,605
Partners' equity	158,300	141,273

	$272,977	$256,638

PIONEER SOUTHWEST ENERGY PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OEPRATIONS
(in thousands, except for per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Oil and gas	$44,907	$43,574	$134,734	$120,177
Interest and other	-	35	-	209
Derivative gain (loss), net	(19,971)	(2,461)	20,334	(34,921)
	24,936	41,148	155,068	85,465

Costs and expenses:
Oil and gas production	9,964	8,754	28,221	25,262
Production and ad valorem taxes	2,962	2,596	8,961	7,327
Depletion, depreciation and amortization	3,313	2,885	9,381	10,066
General and administrative	1,600	1,145	4,752	3,786
Accretion of discount on asset retirement obligations	136	121	409	363
Interest	386	348	1,157	728
Other, net	-	252	-	252
	18,361	16,101	52,881	47,784

Income before taxes	6,575	25,047	102,187	37,681
Income tax provision	(60)	(111)	(993)	(229)
Net income	$6,515	$24,936	$101,194	$37,452

Allocation of net income:
Net loss applicable to the Partnership Predecessor	$-	$(3,860)	$-	$(1,598)
Net income applicable to the Partnership	6,515	28,796	101,194	39,050
Net income	$6,515	$24,936	$101,194	$37,452

Allocation of net income applicable to the Partnership
General partner's interest in net income	$6	$29	$101	$39
Limited partners' interest in net income	6,491	28,767	101,024	39,011
Unvested participating securities' interest in net income	18	-	69	-
Net income applicable to the Partnership	$6,515	$28,796	$101,194	$39,050

Net income per common unit - basic and diluted	$0.20	$0.96	$3.05	$1.30

Weighted average common units outstanding - basic and diluted	33,114	30,009	33,114	30,009

Distributions declared per common unit	$0.50	$0.50	$1.50	$1.50

PIONEER SOUTHWEST ENERGY PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$6,515	$24,936	$101,194	$37,452
Adjustments to reconcile net income to net cash provided by
operating activities:
Depletion, depreciation and amortization	3,313	2,885	9,381	10,066
Deferred income taxes	45	(61)	628	(198)
Accretion of discount on asset retirement obligations	136	121	409	363
Amortization of debt related costs	45	45	136	153
Amortization of unit-based compensation	63	-	146	-
Commodity derivative related activity	14,233	(5,431)	(39,409)	19,002
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(327)	97	222	264
Inventories	(254)	(213)	(257)	923
Prepaid expenses	(266)	(261)	(126)	(276)
Accounts payable	1,903	3,933	3,752	(2,426)
Interest payable	4	110	(3)	110
Income taxes payable to affiliate	(446)	(339)	(96)	(121)
Asset retirement obligations	(393)	(349)	(557)	(738)
Net cash provided by operating activities	24,571	25,473	75,420	64,574
Cash flows from investing activities:
Payments for acquisition of carrying value	-	(54,674)	-	(54,674)
Additions to oil and gas properties	(10,834)	(261)	(32,713)	(939)
Net cash used in investing activities	(10,834)	(54,935)	(32,713)	(55,613)
Cash flows from financing activities:
Borrowings under credit facility	16,000	138,000	47,000	138,000
Principal payments on credit facility	(14,000)	(3,000)	(40,000)	(3,000)
Payments for acquisition in excess of carrying value	-	(114,950)	-	(114,950)
Distributions to unitholders	(16,573)	(15,019)	(49,721)	(45,059)
Net distributions to owner	-	(3,799)	-	(7,856)
Net cash provided by (used in) financing activities	(14,573)	1,232	(42,721)	(32,865)
Net decrease in cash and cash equivalents	(836)	(28,230)	(14)	(23,904)
Cash and cash equivalents, beginning of period	1,447	34,262	625	29,936
Cash and cash equivalents, end of period	$611	$6,032	$611	$6,032

PIONEER SOUTHWEST ENERGY PARTNERS, L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Average Daily Sales Volumes:
Oil (Bbls) -	3,894	3,482	3,874	3,699

Natural gas liquids (Bbls) -	1,722	1,333	1,628	1,431

Gas (Mcf) -	6,092	6,229	5,987	6,315

Total (BOE) -	6,631	5,853	6,500	6,183

Average Reported Prices:
Oil (per Bbl) -	$100.02	$109.61	$101.79	$94.96

Natural gas liquids (per Bbl) -	$41.25	$45.42	$43.23	$39.41

Gas (per Mcf) -	$4.53	$5.05	$4.80	$5.16

Total (per BOE) -	$73.61	$80.93	$75.93	$71.20

PIONEER SOUTHWEST ENERGY PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL EARNINGS PER UNIT INFORMATION
(in thousands, except for per unit amounts)

The Partnership follows the two-class method of calculating basic and diluted earnings per unit.  Under the two-class method, generally accepted accounting principle ("GAAP") provides that the net income applicable to the Partnership be allocated to all securities that participate in the Partnership's earnings.  Accordingly, net income applicable to the Partnership is allocated to the General Partner, unvested participating securities and common unitholders.  Net losses applicable to the Partnership are allocated to the General Partner and common unitholders but only to unvested participating securities to the extent that they receive distributions during loss periods because unvested participating securities are not contractually obligated to share in the Partnership's net losses.  Unit- and unit-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods.  The Partnership's basic and diluted net income per unit attributable to common unitholders is computed as (i) net income applicable to the Partnership, (ii) less General Partner earnings, (iii) less participating securities' basic and diluted earnings (iv) divided by weighted average basic and diluted units outstanding.

The following table provides a reconciliation of the Partnership's net income applicable to the Partnership to basic and diluted net income attributable to common unitholders, and the calculation of net income per common unit - basic and diluted, for the three and nine months ended September 30, 2010 and 2009:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income applicable to the Partnership	$6,515	$28,796	$101,194	$39,050
Less:
General Partner net income	(6)	(29)	(101)	(39)
Participating securities net income	(18)	-	(69)	-
Basic and diluted net income applicable to common unitholders	6,491	28,767	101,024	39,011

Weighted average basic and diluted units outstanding	33,114	30,009	33,114	30,009

Net income per common unit - basic and diluted	$0.20	$0.96	$3.05	$1.30

PIONEER SOUTHWEST ENERGY PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the GAAP measures of net cash provided by operating activities and net income.  Management of Pioneer Southwest Energy Partners L.P. believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items.  In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that we will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

	Three Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2010

Net cash provided by operating activities	$24,571	$75,420
Deduct:
Depletion, depreciation and amortization	(3,313)	(9,381)
Deferred income taxes	(45)	(628)
Accretion of discount on asset retirement
obligations	(136)	(409)
Amortization of debt related costs	(45)	(136)
Amortization of unit-based compensation	(63)	(146)
Commodity derivative related activity	(14,233)	39,409
Changes in operating assets and liabilities	(221)	(2,935)

Net income	6,515	101,194
Add/(Deduct):
Depletion, depreciation and amortization	3,313	9,381
Accretion of discount on asset retirement
obligations	136	409
Interest expense	386	1,157
Income tax provision	60	993
Commodity derivative related activity	14,233	(39,409)

EBITDAX (a)	24,643	73,725
Deduct:
Cash reserves to maintain production and cash flow	(6,143)	(18,855)
Cash interest expense	(341)	(1,021)
Cash income taxes	(15)	(365)

Distributable cash flow (b)	$18,144	$53,484

__________
(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX less the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS, L.P.
SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of October 25, 2010

	2010	Twelve Months Ending December 31,
	Fourth
	Quarter	2011	2012	2013

Average Daily Oil Production
Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	2,500	750	3,000	3,000
NYMEX price (Bbl)	$ 93.34	$ 77.25	$ 79.32	$ 81.02
Collar Contracts:
Volume (Bbl)	-	2,000	-	-
NYMEX price (Bbl):
Ceiling	$ -	$ 170.00	$ -	$ -
Floor	$ -	$ 115.00	$ -	$ -
Collar Contracts with Short Puts:
Volume (Bbl)	1,250	1,000	1,000	1,000
NYMEX price (Bbl):
Ceiling	$ 89.06	$ 99.60	$ 103.50	$ 111.50
Floor	$ 70.00	$ 70.00	$ 80.00	$ 83.00
Short Put	$ 55.00	$ 55.00	$ 65.00	$ 68.00
Percent of total oil production (a)	~90%	~90%	~90%	~85%
Average Daily NGL Production
Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	750	-
Blended index price (Bbl) (b)	$ 52.52	$ 34.65	$ 35.03	$ -
Percent of total NGL production (a)	~55%	~50%	~50%	N/A
Average Daily Gas Production
Associated with Derivatives:
Swap Contracts:
Volume (MMBtu)	5,000	2,500	5,000	2,500
NYMEX price (MMBtu) (c)	$ 7.44	$ 6.65	$ 6.43	$ 6.89
Percent of total gas production (a)	~85%	~40%	~80%	~40%
Basis Swap Contracts:
Permian Basin index swaps (MMBtu) (d)	2,500	-	2,500	2,500
Price differential ($/MMBtu)	$ (0.87)	$ -	$ (0.30)	$ (0.31)

__________
(a)	Represents an estimated percentage of forecasted production, which may differ from the percentage of actual production.
(b)	Represents the blended Mont Belvieu index prices per Bbl.
(c)	Represents the NYMEX Henry Hub index price or approximate NYMEX Henry Hub index price based on historical differentials to the index price on the derivative trade date.
(d)	Represents swaps that fix the basis differentials between the index at which the Partnership sells its gas and NYMEX Henry Hub index prices used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

Derivative Gains (Losses), Net
(in thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2010

Noncash changes in fair value:
Oil derivative gains (losses)	$(17,266)	$19,867
NGL derivative gains (losses)	(1,833)	6,065
Gas derivative gains	2,307	5,882
Total noncash derivative gains (losses), net	(16,792)	31,814

Cash settled changes in fair value:
Oil derivative losses	(3,261)	(10,663)
NGL derivative losses	(647)	(2,609)
Gas derivative gains	729	1,792
Total cash derivative losses, net	(3,179)	(11,480)
Total derivative gains (losses), net	$(19,971)	$20,334

Deferred Gains on Discontinued Commodity Hedges as of September 30, 2010
(in thousands)

	2010
	Fourth
	Quarter	2011
Commodity hedge gains (a):
Oil	$9,351	$36,489
NGL	1,686	-
Gas	729	-
Total	$11,766	$36,489

__________
(a)	Deferred commodity hedge gains will be amortized as increases to oil and gas revenues during the indicated future periods.

PIONEER SOUTHWEST ENERGY PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL NON-GAPP FINANCIAL MEASURES
(in millions, except per unit data)

Income adjusted for unrealized mark-to-market derivative losses, as presented in this press release, is presented and reconciled to the Partnership’s net income determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors’ ability to assess the Partnership’s historical and future financial performance. This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership’s consolidated financial statements prepared in accordance with GAAP.  Unrealized mark-to-market derivative gains and losses are of a type that will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership’s net income for the three months ended September 30, 2010, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market derivative losses for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net income	$6	$0.20

Unrealized mark-to-market derivative losses	17	0.51

Adjusted income excluding unrealized mark-to-market derivative losses	$23	$0.71